                                                                 Exhibit 3.19(i)
                                                                 ---------------

                                 FORM B C A-47

           BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ
                CAREFULLY THE INSTRUCTIONS ON THE BACK THEREOF

                  (THESE ARTICLES MUST BE FILED IN DUPLICATE)

                                               ------------------------------
STATE OF ILLINOIS,  )                          (Do not write in this space)
                    ) ss.                      Date Paid  12/30/74
ALEXANDER COUNTY    )                          Initial License Fee:  $  .50
                                               Franchise Tax:        $14.58
TO MICHAEL J. HOWLETT,                         Filing Fee:           $75.00
SECRETARY OF STATE                                                   ------
                                               Clerk:                $90.08
                                               ------------------------------
The undersigned,
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NAME                    NUMBER STREET ADDRESS     CITY, STATE, ZIP CODE
--------------------------------------------------------------------------------
Joseph A. Falconite     505--26th Street          Cairo, Illinois 62914

Robert L. Lansden       909-911 Washington Ave    Cairo, Illinois 62914

Darrell L. Gustafson    811--26th Street          Cairo, Illinois 62914


being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:


                                  ARTICLE ONE

The name of the corporation hereby incorporated is:_____________________________

                                Falconite, Inc.
--------------------------------------------------------------------------------

                                  ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 505-- 26th Street, in the City of Cario (62914) County of Alexander and the name of
                    ----    -------------           ---------
its initial Registered Agent at said address is:  Joseph A. Falconite
                                                  --------------------------

                                 ARTICLE THREE

The duration of the corporation is:         perpetual
                                    --------------------------------------------

                                 ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

          To buy and sell, at wholesale and retail, goods, wares and merchandise of every kind, nature and description.

          To buy, sell, lease and rent construction equipment of every kind, nature and description.

          To construct, repair, install and remove any and all types of industrial, commercial and residential equipment, machinery and fixtures.

          To acquire, own, use, convey and otherwise dispose of and deal in real property or any interest therein.

          To do and perform any and all acts necessary and proper to effectuate and carry out the foregoing purposes.


                                 ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is ________ divided into one classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                        Par value per share or
                                                        statement that shares
      Class      Series (if any)    Number of Shares    are without par value

     Common           None               25,000                 $10.00



PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                     None
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                                  ARTICLE SIX

          The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:


                                                     Total consideration to be
     Class of Shares         Number of Shares            received therefor:

          Common                   1,000                      $1,000.00


                                 ARTICLE SEVEN

          The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.


                                 ARTICLE EIGHT

          The number of directors to be elected at the first meeting of the shareholders is: three (3)
                 ---------
                                 ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $___________.

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $__________.

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $______________.

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $_____________.

          NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

                                 /s/ JOSEPH A. FALCONITE
                                 --------------------------- )
                                 /s/ ROBERT HANSON
                                 --------------------------- )
                                 /s/ DARRELL GUSTAFSON
                                 --------------------------- )

                                 --------------------------- ) Incorporators

                                 --------------------------- )

                                 --------------------------- )

                                 --------------------------- )


          NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

                            OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS  )
                   ) ss.
ALEXANDER COUNTY   )


          I, Linda Watson, a Notary Public, do hereby certify that on the 28th day of Dec., 1974 Joseph A. Falconite, Robert L. Lansden and Darrell L. Gustafson personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

     Place
(NOTARIAL SEAL)
     Here                                        /s/ LINDA WATSON
                                                 -------------------------------
                                                                  Notary Public